Exhibit 99.1

For Immediate Release

APTEVO THERAPEUTICS REPORTS FIRST QUARTER 2017 FINANCIAL RESULTS

Expands ADAPTIR Portfolio and Announces New Bispecific Candidate; Presents Data at the 2016 PEPTALK Conference Showcasing Advantages of the ADAPTIR™ Platform

SEATTLE, WA – May 12, 2017 -- Aptevo Therapeutics Inc. (Nasdaq: APVO), a biotechnology company focused on developing novel oncology and hematology therapeutics, today provided a business review and reported its financial results for the first quarter ended March 31, 2017.

“Aptevo made important strides in early 2017 in both our development and commercial portfolios,” said Marvin L. White, President and Chief Executive Officer.  “Most notably, we expanded our ADAPTIR™ portfolio with the advancement of a new immuno-oncology bispecific antibody candidate, APVO436, engineered to simultaneously target the cell surface receptors CD123 and CD3 to promote redirected T-cell cytotoxicity (RTCC).  New preclinical data highlight the antibody-like half-life, stability and potent activity of this molecule.  The team has made exceptional progress advancing APVO436 and other ADAPTIR candidates and we are on track to provide additional information around our investigational new drug (IND) strategy for these candidates later this year.”

“Also during the first quarter, we were pleased to announce that Aptevo had resumed commercial production of IXINITY,” continued Mr. White.  “As a result, we did not experience a supply interruption of IXINITY as originally anticipated.  Our proactive and transparent communications with the Hemophilia B community, and the tremendous support of people taking IXINITY enabled us to retain over 90% of patients.  I continue to be grateful to our IXINITY family for their patience and encouragement during the last few months. With new IXINITY supply anticipated to be available soon, we have aggressively resumed our new patient acquisition efforts and look forward to returning IXINITY to its growth trajectory.”

First Quarter 2017 Highlights

•	Resumed IXINITY commercial production and successfully completed a bulk drug substance batch of IXINITY
•	Reinitiated new patient acquisition efforts for IXINITY
•

Expanded Aptevo’s ADAPTIR portfolio and announced the selection of an additional RTCC ADAPTIR bispecific antibody candidate, APVO436 – an optimized, next-generation ADAPTIR bispecific molecule targeting the cell-surface receptor CD123, which is highly expressed in multiple hematological malignancies

•	Presented data at the 16th Annual PEPTALK conference showcasing the advantages of Aptevo’s ADAPTIR platform, which included, the ability to induce target-dependent

Exhibit 99.1

RTCC; an extended half-life, and antibody-like manufacturing yields, as well as a favorable cytokine release profile.  If these data are confirmed in clinical studies, it could suggest the potential for an improved dosing regimen, and increased therapeutic efficacy compared to other bispecific strategies

•

Continued enrollment in the Phase 1, continuous infusion, dose escalation study of MOR209/ES414 – a novel bispecific antibody being developed for the treatment of metastatic castration-resistant prostate cancer; the ongoing Phase 1 study is designed to evaluate the safety and tolerability of escalating doses of MOR209/ES414

•	Received a $20 million non-dilutive cash payment from Emergent BioSolutions pursuant to a promissory note granted as part of the spin-off of Aptevo

First Quarter 2017 Financial Results

Cash Position:  Aptevo had cash, cash equivalents, and marketable securities as of March 31, 2017 totaling $61.3 million.

Product Sales Revenue:  Total product sales revenue was $7.4 million for the first three months ended March 31, 2017, compared to $7.9 million for the same period in 2016.  The decrease in product sales revenue was primarily related to revenue associated with WinRho, which decreased by $0.9 million in the first quarter of 2017.

Cost of Product Sales:  Cost of product sales decreased by $3.0 million, or 86%, to $0.5 million for the three months ended March 31, 2017 from $3.5 million for the three months ended March 31, 2016. This decrease was due to a one-time, non-cash adjustment in the first quarter of 2017 in the amount of $3.0 million relating to a settlement agreement executed between Aptevo and CMC ICOS Biologics, Inc., in relation to certain batches of IXINITY produced in 2015 that did not meet manufacturing specifications. The settlement is reflected as a reduction in Aptevo’s cost of product sales in the first quarter of 2017.

Research and Development Expenses:  Research and development expenses decreased by $2.2 million, or 27%, to $5.9 million for the three months ended March 31, 2017, from $8.1 million for the corresponding period in 2016.  The decrease was primarily due to a decrease in manufacturing process development costs related to IXINITY and the timing of certain ADAPTIR clinical trial activities.  Our principal research and development expenses for the three months ended March 31, 2017 are summarized in the table below.

Selling, General and Administrative Expenses:  Selling, general and administrative expenses for the three months ended March 31, 2017 were $10.6 million, compared to $9.4 for the same period in 2016.  The increase in SG&A expenses in the first quarter of 2017 was primarily due to increased marketing expenses, personnel costs due to the spin-off, and consulting expenses.

Exhibit 99.1

Net Loss:  Aptevo’s net loss for the three months ended March 31, 2017 was $9.9 million or (0.48) per share, compared to $12.9 million or ($0.64) per share for the corresponding period in 2016.

Credit Agreement Amendment:  Aptevo and MidCap Financial Trust agreed to amend a credit agreement initially executed in August 2016.  The amendment (1) modifies the minimum net commercial product revenue requirements which Aptevo is required to achieve on a rolling twelve-month basis; (2) extends the time period through which the Company can draw the second tranche from August 2017 to March 2018; (3) increases the exit fee from 5.75% for repayment or prepayment to 6.75% and; (4) permits MidCap to obtain an affirmative lien on Aptevo’s intellectual property, upon the earlier of (i) the Company’s draw down of the second tranche or (ii) the Company’s cash balance descending below a minimum cash threshold of $25 million.

Financial Statements Follow

Exhibit 99.1

Aptevo Therapeutics Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts, unaudited)

	March 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$14,014	$9,676
Restricted cash	400	400
Short-term investments	46,877	44,849
Accounts receivable, net	1,926	4,284
Inventories	8,063	6,639
Prepaid expenses and other current assets	6,116	5,566
Total current assets	77,396	71,414
Property and equipment, net	6,384	5,910
Intangible assets, net	14,013	14,534
Total assets	$97,793	$91,858
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$8,766	$11,489
Accrued compensation	2,505	4,009
Sales rebates and discounts	2,310	3,235
Deferred revenue, current portion	878	811
Total current liabilities	14,459	19,544

Deferred revenue, net of current portion	2,802	2,896
Long-term debt, net	18,435	18,383
Other liabilities	611	469
Total liabilities	36,307	41,292

Stockholders' equity:
Preferred stock: $0.001 par value; 15,000,000 shares authorized, zero shares issued or outstanding	—	—
Common stock: $0.001 par value; 500,000,000 shares authorized; 21,219,950 and 20,271,737 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	21	20
Additional paid-in capital	152,143	151,271
Accumulated other comprehensive loss	(41)	(33)
Contribution receivable from former parent	—	(20,000)
Accumulated deficit	(90,637)	(80,692)
Total stockholders' equity	61,486	50,566
Total liabilities and stockholders' equity	$97,793	$91,858

Exhibit 99.1

Aptevo Therapeutics Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts, unaudited)

	For the Three Months Ended March 31,
	2017	2016
Revenues:
Product sales	$7,381	$7,948
Collaborations	28	119
Total revenues	7,409	8,067
Costs and expenses:
Cost of product sales	488	3,528
Research and development	5,913	8,101
Selling, general and administrative	10,547	9,419
Loss from operations	(9,539)	(12,981)
Other income (expense):
Other income (expense), net	(406)	80
Total other income (expense), net	(406)	80
Loss before income taxes	(9,945)	(12,901)
Benefit from income taxes	—	12
Net loss	(9,945)	(12,889)

Net loss per share - basic and diluted	$(0.48)	$(0.64)
Shares used to compute net loss per share - basic and diluted	20,757,111	20,229,849

About Aptevo Therapeutics Inc.

Aptevo Therapeutics Inc. is a biotechnology company focused on novel oncology and hematology therapeutics to meaningfully improve patients’ lives. Aptevo’s core technology is the ADAPTIR™ (modular protein technology) platform. Aptevo has four commercial products in the areas of hematology and infectious diseases, as well as various investigational stage product candidates in immuno-oncology.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including, without limitation, statements regarding Aptevo’s outlook, financial performance or financial condition, our technology and related pipeline, collaboration and partnership opportunities, commercial portfolio, Aptevo’s future growth rates, Aptevo’s ability to timely manufacture its products, and any other statements containing the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “forecasts,” “estimates,” “will” and similar expressions are forward-looking statements. These forward-looking statements are based on Aptevo’s current intentions, beliefs and expectations regarding future events. Aptevo cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from Aptevo’s expectations. Investors are, therefore, cautioned not to place undue

Exhibit 99.1

reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, Aptevo does not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements, including possible negative effects on our business operations, assets or financial results as a result of the separation; a deterioration in our business or prospects; the ability of our contractors and suppliers to supply product and materials;  our ability and the ability of our contractors and suppliers to maintain compliance with cGMP and other regulatory obligations; the results of regulatory inspections; adverse developments in our customer-base or markets and our ability to retain patients; adverse developments in the U.S. or global capital markets, credit markets or economies generally; and changes in regulatory, social and political conditions. Additional risks and factors that may affect results are set forth in our filings with the Securities and Exchange Commission, including Aptevo’s most recent Annual Report on Form 10-K, as filed on March 15, 2017, and our subsequent reports on Form 10-Q and current reports on Form 8-K. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement.

Source:

Aptevo Therapeutics
Stacey Jurchison

Senior Director, Investor Relations and Corporate Communications

206-859-6628
JurchisonS@apvo.com